Corporation Section                                             Roger Williams
P.Q.Box 13697                        [SEAL]                   Secretary of State
Austin, TX, 78711-3697



                        Office of the Secretary of State
                              CERTIFICATE OF MERGER
        The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of


                                  BTHC III, LLC
                    Domestic Limited Liability Company (LLC)
                            [Fi1ing Number 705776222]

                                      Into

                                 BTHC III, INC.
                          Foreign Business Corporation
                                  Delaware, USA
               [Entity not of Record, Filing Number Not Available]


have been filed in this office as of the date of this certificate.


Accordingly, the undersigned. as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issue; this certificate of merger.


Dated: 11/02/2005


Effective: 11/02/2005                           /s/ Roger Williams

[SEAL]                                          Roger Williams

                                                Secretary of State

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             NOV 02 2005
                                                        Corporations Section

                               ARTICLES OF MERGER
                                       of
                                 BTHC III, LLC,
                        A Texas limited liability company

                                      INTO

                                 BTHC III, INC.,
                             A Delaware corporation


         The following Articles of Merger are being submitted in accordance to the provisions of the Texas Limited Liability Company Act and the Delaware General Corporation Law:

1. An Agreement and Plan of Merger has been adopted in accordance with the Texas Limited Liability Company Act and the Delaware General
         Corporation Law providing for the merger of BTHC III, LLC, a Texas limited liability company, into BTHC, III, Inc., a Delaware corporation (the "Surviving Corporation"), which will be the surviving entity (the "Merger").

2. The names and types of entities participating in the Merger and the states under the laws of which they are organized are as follows:

         Name of Entity                 Entity Type                      State
          BTHC III, LLC          Limited Liability Company               Texas
          BTHC III, Inc.               Corporation                      Delaware

3. An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 12890 Hilltop Road, Argyle, Texas 76226. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on written request and without cost to any member of BTHC III, LLC.

4. The Plan of Merger was authorized by all action required by the laws under which each limited liability company and corporation was formed and by its constituent documents.

5. The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the merged entities and will be obligated to pay such fees and franchise taxes.

6. The Merger will be effective upon the acceptance for filing of Articles of Merger with the Secretary of State of Texas.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 31st day of October, 2005.



                                BTHC III, LLC, a Texas limited liability company


                                By: /s/ Timothy P. Halter
                                   ---------------------------------------------
                                   Timothy P. Halter, President

                                BTHC III, INC., a Delaware corporation

                                By: /s/ Timothy P. Halter
                                   ---------------------------------------------
                                   Timothy P. Halter, President